Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Liza Montgomery
Corporate Communications
203.338.5280
Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

October 21, 2016

People’s United Financial, Inc. Releases Results of 2016 Dodd-Frank Act Company-Run Stress Test

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) (“People’s United” or the “Company”) announced today the release of its 2016 company-run stress test results. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, People’s United is required to conduct annual stress tests (“DFAST”) to assess the potential effect of hypothetical economic scenarios on earnings and capital. The results of the Company’s 2016 DFAST indicate that both People’s United and its subsidiary, People’s United Bank, N.A., will have the financial resources to successfully navigate a severe and protracted economic downturn and will maintain capital levels that exceed regulatory minimums throughout the nine quarter planning period under the Federal Reserve’s Supervisory Severely Adverse Scenario.

The Company’s disclosures of projected results, risks and assumptions are hypothetical and made in accordance with regulatory requirements. The stress scenario, risks and financial results do not necessarily reflect the Company’s future expectations of results of operations and are not intended to be the Company’s forecast of future economic or financial conditions, but rather reflect potential results under the Federal Reserve’s Supervisory Severely Adverse scenario. The results can be found in the Investor Relations section of the Company’s web site at www.peoples.com.

People’s United Financial, Inc., a diversified financial services company with $41 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

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Access Information About People’s United Financial at www.peoples.com.